UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 31, 2007

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33072	20-3562868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

Effective July 31, 2007, Science Applications International Corporation (the “Company”), a wholly-owned subsidiary of SAIC, Inc., entered into a Letter Amendment No. 2 (“Second Amendment”) to the Company’s Five Year Credit Agreement dated as of June 6, 2006, as previously amended by the Letter Amendment dated as of August 23, 2006 (the “Amended Credit Agreement”). The Second Amendment was entered into by and among the Company, the banks and other financial institutions and the initial issuing banks listed on the signature pages thereof, and Citicorp USA, Inc., as agent for the lenders. Under the Second Amendment, the maturity date of the Amended Credit Agreement is extended for one year, to June 6, 2012. Effective October 16, 2006, SAIC, Inc. executed a guaranty (the “Guaranty”) pursuant to which it agreed to guaranty the obligations of the Company under the Amended Credit Agreement.

The description set forth above is qualified in its entirety by reference to the complete text of (i) the Second Amendment filed as Exhibit 10.1 to this Current Report, (ii) the Guaranty filed as Exhibit 10.2 to SAIC, Inc.’s Current Report on Form 8-K as filed October 17, 2006, (iii) the Credit Facility filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2006 and (iv) the amendment to the Credit Facility filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2006, the terms of all of which are incorporated into this Current Report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Amendment No. 2

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: July 31, 2007	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary

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